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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):


                                 MARCH 16, 2001


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                              NAB ASSET CORPORATION
               (Exact name of registrant as specified in charter)

                                      TEXAS
         (State or other Jurisdiction of Incorporation or Organization)


                 0-19391                                 76-0332956
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        (Commission File Number)                (IRS Employer Identification
                                                            No.)
       4144 N. CENTRAL EXPRESSWAY
                SUITE 800
              DALLAS, TEXAS                                 75204
              -------------                                 -----
(Address of Principal Executive Offices)                 (Zip Code)


                                 (888) 451-7830
                                 --------------
                             (Registrant's telephone
                          number, including area code)


                                    NO CHANGE

          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         On March 16, 2001, NAB Asset Corporation (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Centex Financial Services, Inc. ("CFS") and Stanwich Financial Services Corp. ("SFSC"). Pursuant to the Stock Purchase Agreement, the Company agreed to issue to CFS a number of shares of common stock of the Company equal to 49.9% of the issued and outstanding post-redemption (as described below) common stock of the Company. These shares will be in addition to the 117,500 shares of common stock (2.31% of outstanding) of the Company currently owned by CFS. Under the Stock Purchase Agreement, at closing CFS will (i) pay to a disbursing agent an amount (the "Closing Payment") equal to $0.125 (subject to certain negative adjustments not to exceed $50,000 in the aggregate) multiplied by the number of shares of common stock held by the Non-Principal Holders (the "Closing Payment"), and (ii) pay to the Company approximately $930,000 plus the amount of outstanding payables of the Company. The Non-Principal Holders include all common shareholders of the Company other than CFS, Consumer Portfolio Services, Inc. ("CPS") and Greenhaven Associates, Inc. ("Greenhaven" and, together with CPS and CFS, the "Principal Holders").

         As part of the Stock Purchase Agreement, the Company has agreed to solicit acceptances of a prepackaged plan of reorganization (the "Plan of Reorganization") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") from the Company's shareholders which encompasses the transactions described above. The Company has agreed to commence solicitation of these acceptances as soon as practicable following receipt of required Securities and Exchange Commission approvals. Once the Company has received the requisite consents necessary to satisfy applicable Bankruptcy Code requirements, the Company has agreed to file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the bankruptcy court. Consummation of transactions contemplated by the Stock Purchase Agreement is contingent upon a number of conditions precedent, including, without limitation, approval of the Plan of Reorganization by the bankruptcy court.

         Upon approval of the Plan of Reorganization, the Company will, through a disbursing agent, redeem the shares held by the Non-Principal Holders by distributing a pro-rata portion of the Closing Payment to each of the Non-Principal Holders. Following the closing, the Principal Holders will retain the number of shares of common stock they currently hold. As a result of the transactions contemplated by the Stock Purchase Agreement, CFS will own a majority of the issued and outstanding common stock of the Company following the closing.

         The Stock Purchase Agreement provides CFS will loan SFSC approximately $6.1 million pursuant to a note (the "CFS Note") issued to SFSC. The CFS Note will be in the principal amount of approximately $6.4 million, which amount will include a $300,000 commitment fee. The CFS Note will be substantially similar in terms to the current notes (the "SFSC Notes") issued by the Company to SFSC. The CFS Note will be secured by the SFSC Notes and SFSC's obligation to pay amounts due under the CFS Note will be contingent on the receipt of funds by SFSC from the Company under the SFSC Notes. The Stock Purchase Agreement also provides that, following the closing, the Company will make principal prepayments on the SFSC Notes in the amount of $250,000 on each of the six month and one year anniversaries of the closing date. These principal


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prepayments, as well as the other principal prepayments, will be subject to offset by CFS to satisfy SFSC's indemnification obligations under the Stock Purchase Agreement. SFSC has agreed to waive any defaults by the Company under the SFSC notes until the Stock Purchase Agreement is terminated or until 10 days after closing.

         In connection with the execution of the Stock Purchase Agreement, each of CPS and Greenhaven have executed a voting agreement with CFS which obligates them to vote in favor of the Plan of Reorganization. Together the Principal Shareholders hold approximately 48% of the issued and outstanding common stock of the Company.

         The summary of the proposed transactions set forth above is qualified in its entirety by reference to the Stock Purchase Agreement and the Plan of Reorganization. Copies of the Stock Purchase Agreement and the Plan of Reorganization, which is an exhibit to the Stock Purchase Agreement, are filed as exhibits to this report.

         The Company intends, absent unusual circumstances, to refrain from making any further announcements or reports with respect to the Plan of Reorganization unless and until the Company commences solicitation of acceptances of the Plan of Reorganization. There can be no assurance the Company will be able to successfully solicit the acceptances required under the Bankruptcy Code or consummate the transactions contemplated by the Stock Purchase Agreement.

         This report includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in the discussions are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties which could cause the actual results to differ materially from the Company's expectations. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions or other factors affecting such statements.

ITEM 7. EXHIBITS.

         Exhibit 10.1      Stock Purchase Agreement

         Exhibit 99.1      Press Release

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NAB ASSET CORPORATION


                                       By:  /s/   Alan Ferree
                                          --------------------------------------
                                            Alan Ferree, Chief Financial Officer


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 10.1             Stock Purchase Agreement

 99.1             Press Release